EXHIBIT 99(ii)

ReliaBrand® Chosen to be Showcased at the 2013 ABC Kids Expo

Oct 01, 2013 (Al Bawaba Business via COMTEX) -- ReliaBrand® Chosen to be Showcased at the 2013 ABC Kids Expo Kelowna, British Columbia CANADA, October 01, 2013 /FSC/ - ReliaBrand Inc. (RLIA - OTCQB), announced today that the Company and its Adiri® Brand will be featured in the 'Modern Child'® Showcase at the ABC Kids Expo being held at Las Vegas, Nevada October 15th to 18th, 2013. This exclusive juried section of the ABC Expo represents the most innovative designs within numerous product categories as adjudicated by an independent selection committee consisting of five manufacturers, three independent retailers and one Media Company.  The Modern Child® Showcase's stated selection criteria include: *  A focus on contemporary, modern and fashionable design in product and booth design *  Original, creative and authentic product design *  New and innovative use of materials *  Functional products that address and solve the needs of today's modern parent and child *  Consistent and continuous flow of new product development and innovation. ABC (All Baby & Child) Kids Expo is the Premier Global Juvenile Products Show and fastest growing trade show in the nation. The Expo features juvenile products exhibitors utilizing 3,000 booths in nearly one million square feet of exhibit space to display their products to the over 1,200 confirmed international retail store buyers, distributors and manufacturers' representatives in attendance.  Reliabrand will feature its Adiri® Brand of products in booth #5405 located on the main level among the other select adjudicated exhibitors in the Modern Child® Showcase. In addition to being selected to exhibit in the exclusive Modern Child® Showcase, the Company's products will be featured in the "New Product Showcase" of the ABC Expo.  This Showcase is open only to retail buyers and the media during regular Show hours.  The feature product for Reliabrand® in the New Product Showcase will be its recently completed "Adiri® MD+™ Nurser".  This innovative new product combines the features of a premium nurser with unique Medicinal Dispensing features that help modern parents accurately and safely dispense prescribed medicinal dosages or liquid supplements during regular infant feedings. "We are honored to have been chosen by our industry peers to be among the manufacturers in the Modern Child® Showcase at the 2013 ABC Kids Expo," ReliaBrand CEO Antal Markus stated. "Nearly 300 attendees previewed our ABC Expo offering and several pre-booked meetings with us," Markus continued. "I am confident the Modern Child® selection helped boost this pre-show excitement," Markus surmised. "I look forward to unveiling our Adiri® MD+ Medicine Dispensing Nurser™ and demonstrating the evolution of a brand that has been historically recognized for its superior medical benefits and revolutionary design," Markus concluded.

About ReliaBrand and Adiri® (www.reliabrand.com)
Located in Kelowna, B.C. Canada, ReliaBrand is a publicly traded company listed on the OTC Bulletin Board listed under the "RLIA" trading symbol. ReliaBrand owns and manufactures the Adiri® brand of infant feeding products. Adiri® is the most highly awarded baby bottle in the history of the category with international recognition for its superior medical benefits and revolutionary design. To see Adiri® awards please click here: http://reliabrand.com/awards-in-detail or for more information please call 1-855-ADIRI4U (1-888-234-7448).

Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of the effectiveness of management's strategies and decisions, general economic and business conditions, new or modified statutory or regulatory requirements and changing price and market conditions. No assurance can be given that these are all the factors that could cause actual results to vary materially from the forward-looking statements. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Media inquiries: Maximum Performance Advisors, Christian Hansen (858) 381-4677